Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2024, relating to the financial statements of Ardmore Shipping Corporation and the effectiveness of Ardmore Shipping Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Ardmore Shipping Corporation for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

New York, New York

August 30, 2024